EXHIBIT 3

                             BY-LAWS

                               OF

                   JEFFERSON-PILOT CORPORATION

                   AS AMENDED TO AND INCLUDING

                        NOVEMBER 7, 1994










































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                             BY-LAWS

                               OF

                   JEFFERSON-PILOT CORPORATION

                       __________________

                            ARTICLE I

                          Stockholders

Section 1.
     The annual meeting of the stockholders shall be held on the first Monday in May of each and every year at 10:00 o'clock A.M. at the principal office of the Corporation in Greensboro, North Carolina.
Section 2.
     Special meetings of the stockholders may be called by order of the Board of Directors.
Section 3.
     At least ten days' notice of a meeting of stockholders shall be given to each stockholder personally, or by mail, to his last known address.
Section 4.
     At all meetings of the stockholders, each stockholder shall be entitled to one vote for each share held by such stockholder, which vote may be cast personally or by proxy duly authorized in writing.
Section 5.
     A quorum at any meeting of stockholders shall consist of stockholders representing in person or by proxy a majority of

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     the outstanding shares of stock.  If no quorum is present at any meeting, it may be adjourned from time to time until a quorum is present.
                           ARTICLE II
                       Board of Directors
Section 1.
     The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of no less than eleven and no more than fifteen directors, with the exact number of directors to be established from time to time by the Board of Directors.
Section 2.
     The Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as possible, of one-third of the total number of Directors consisting of the entire Board of Directors. In the election of Directors at the 1986 Annual Meeting of Shareholders, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of shareholders thereafter; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of shareholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of shareholders thereafter, and in the case of each Class, until their

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     successors are elected and qualified.  At each annual
     meeting of shareholders held after the 1986 Annual
     Meeting of Shareholders, the Directors elected to succeed those whose terms expire shall be identified as being of the Class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their successors are elected and qualified.
Section 3
     The Board of Directors shall have power to fill vacancies on the Board, appoint committees of the Board and elect officers of the Corporation; authorize the employment of officers, agents and other employees; prescribe their duties; fix their compensation and suspend or discharge without notice any officer, agent or employee of the Corporation provided however such suspension or discharge shall not affect the written contractual rights, if any, of any such officer, agent or employee.
Section 4
     (a) The regular annual meeting of the Board of Directors shall be held at the principal office of the Corporation in Greensboro, North Carolina, on the first Monday in May of each year. Other regular meetings of the Board shall be held at the principal office of the Corporation in Greensboro, North Carolina, on the second Monday in February and on the first

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     Monday in August and November of each year.  The Board by
     formal or informal action of the majority thereof may cancel any regular meeting other than the regular Annual Meeting. The President may, and upon written request of a majority in number of the entire Board shall, change the date and place of and fix the time for the Annual or any other regular meeting.
     (b) Special meetings of the Board may be called as prescribed by the general corporation laws of the State of North Carolina.
Section 5
     Written notice stating the place, day and when the meeting of the Board of Directors will commence shall be delivered not less than five days before the date of any annual, regular or special meeting to each director at his last known address. Notice of an annual, regular or special meeting of the Board of Directors need not specify the business to be transacted at, nor the purposes of, such meeting. Any notice of any annual, regular or special meeting of the Board of Directors given by mail shall be deemed delivered at the time such notice, properly addressed and with postage prepaid, is deposited in the United States mails.
Section 6
     The Board of Directors shall elect one of the Directors as Chairman of the Board. The Chairman, who shall not be an

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     officer, shall preside at all meetings of shareholders
     and of the Board of Directors and shall have only such other duties or authority as may be assigned by the Board of Directors. The Board of Directors may elect a Vice Chairman of the Board who shall preside at meetings of shareholders or of the Board when the Chairman or President and Chief Executive Officer is unable to do so.
     The Chairman or Vice Chairman may be removed or replaced by the Board at any time.
Section 7
     Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in Section 10 of the Article II.
Section 8
     Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the full term of the Class of Directors in which the vacancy occurred, and until such Director's successor shall have been elected and qualified.
Section 9.
     Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the

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     affirmative vote of the holders of 80% of the outstanding
     stock of the Corporation. Any Director may also be removed from office at any time, for cause, by the vote of a majority of the entire Board of Directors. The provisions of this Section 9 are subject to the requirements of North Carolina General Statute 55-27 relating to cumulative voting and shareholder suits until the same may be repealed.
Section 10.
     Nominations may be made by the Board of Directors or by a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set

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     forth:  (a) the name and address of the shareholder who
     intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
     (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
     (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Section 11.
     Notwithstanding any other provisions of law or the Corporation's Articles of Incorporation or these By-Laws (and

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     notwithstanding the fact that a lesser percentage may be
     specified by law, the Articles of Incorporation or these By-Laws) the affirmative vote of the holders of 80% or more of the outstanding shares of stock of the Corporation shall be required to amend or repeal, or adopt any provision inconsistent with or which relate to
     Section 1, 2, 7, 8, 9, 10 or 11 of this Article II.
Section 12.
     Proposals for shareholder action may be made only by a shareholder entitled to vote for the election of Directors generally and only if written notice of such shareholder's intent to make such proposal or proposals has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Each such notice shall set forth:
     (a) the name and address of the shareholder who intends to make the proposal or proposals; (b) a written statement of the shareholder's proposal or proposals; and
     (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at

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     such meeting and intends to appear in person or by proxy
     at the meeting to make the proposal or proposals. The Chairman of the meeting may refuse to acknowledge the proposal or proposals of any person not made in compliance with the foregoing procedure. For inclusion in the Corporation's proxy materials, proposals must meet any earlier deadline specified in the Corporation's most recent proxy statement or rules of the Securities and Exchange Commission.
                           ARTICLE III
                            Officers
Section 1
     The officers of the Corporation shall consist of a President and Chief Executive Officer, Secretary, Treasurer and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time designate and elect or appoint. Any two or more offices may be held by the same person and each officer elected or appointed may be removed at any time by the Board of Directors or the Executive Committee, provided however such removal shall not affect the written contractual rights, if any, of any such officer.



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Section 2
     The officers of the Corporation shall be elected or appointed by the Board of Directors and such officers shall hold office at the pleasure of the Board and may be removed with or without cause at any time by the Board, provided, however, such removal shall not affect the written contractual rights, if any, of any such officer. The Executive Committee shall have the power to elect or appoint or remove all such officers, provided however such removal shall not affect the written contractual rights, if any, of any such officer.

                           ARTICLE IV
                       Duties of Officers
Section 1.  President and Chief Executive Officer:
     The President and Chief Executive Officer shall be the principal executive officer of the Corporation and shall have the authority to supervise and control the management of the Corporation in accordance with these By-Laws, subject to the control of the Board of Directors of the Corporation. Without limiting the generality of the foregoing, and by way of example only, the President and Chief Executive Officer shall, in accordance with policies and within limits set by the Board of Directors, have authority with respect to developing and directing the budgets and strategic plans of the Corporation, determining the employment and compensation of senior executive personnel, developing and directing the

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     Corporation's investment, product and marketing
     strategies, determining fundamental aspects of the Corporation's personnel and employee benefit policies, and developing and directing the Corporation's capital structure, financing, and significant acquisitions and divestitures. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors. The President and Chief Executive Officer may execute all conveyances, contracts, agreements, and other papers and documents authorized by the Board of Directors or that by law he is empowered to execute or that the general statutes and laws of North Carolina confer upon a President of a company to execute or sign.
Section 2.  Vice Presidents:
     Each Executive Vice President, Senior Vice President and Vice President shall perform the duties and exercise the powers normally incident to those duties and powers conferred by statutory and general law and custom upon a vice president of a company and shall perform such other duties and have such other powers as the Board of Directors or the President and Chief Executive Officer shall prescribe.



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Section 3.  Secretary:
     The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these By-laws. He shall have general charge of the corporate books and records, the stock transfer books, and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall sign such instruments as may require his signature. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the Board of Directors or the President and Chief Executive Officer.
Section 4.  Treasurer:
     The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same as by law provided, and subject to such instruction as may be given to him by the Board of Directors or the President and Chief Executive Officer. He shall keep full and accurate accounts of the finances of the Corporation. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Board of Directors and President and Chief Executive Officer.


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Section 5.  Assistant Secretaries and Assistant Treasurers:
     The Assistant Secretaries and Assistant Treasurers shall perform such duties and exercise such powers of those offices as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors or President and Chief Executive Officer.
Section 6.
     The facsimile signature may be used in any instance for any duly elected or appointed officer in all instances in which any such officer's signature is required or used on any instrument in behalf of the Corporation.

                           ARTICLE V.
                         Capital Stock
Section 1.
     Each holder of Capital Stock of the Corporation shall be entitled to a certificate signed by the President and Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary. The Corporation's capital stock accounts and records shall be maintained by or under the direction of the Secretary. Transfer of shares shall be made on the stock transfer books of the Corporation upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

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Section 2.
     The Board of Directors shall have power and authority to make all rules, regulations, and arrangements as it may deem expedient concerning the issue, transfer, conversion and registration of stock certificates of the Corporation.

                           ARTICLE VI
                       Executive Committee
Section 1.  Election and Number:
     The Board of Directors shall elect an Executive Committee to consist of at least five and not more than seven Directors. Vacancies occurring in the membership of the Executive Committee shall be filled by the Board of Directors.
Section 2.  General Powers:
     The Executive Committee may elect its own Chairman, Vice Chairman and Secretary (who need not be a member of the Executive Committee) and may exercise all of the powers and authority of the Board of Directors (except to the extent limited by the General Statutes of North Carolina) in the management of the business and affairs of the Corporation when the Board is not in session.
Section 3.  Meetings:
     The Executive Committee shall meet at such times and places as the Committee itself may designate. A meeting of the Executive Committee may be called by the Chairman of the Executive Committee at any time and shall be called by such

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     Chairman upon written request of any member of the
     Executive Committee. All members shall be given reasonable notice of the time, place and purpose of such special meeting which, except in the case of an emergency, shall not be less than forty-eight hours prior to commencement of the meeting.
     The notice of a meeting of the Executive Committee, issued at the instance of a member calling a meeting of such Committee, need not specify the business to be transacted at, nor the purposes of, such meeting. Any notice of a meeting of the Executive Committee given by mail shall be deemed delivered at the time such notice, properly addressed and with postage prepaid, is deposited in the United States mails.
Section 4.  Minutes:
     Minutes of the proceedings of the Executive Committee shall be kept and shall be reported to the Board of Directors at or prior to its next meeting following action taken by the Executive Committee.
Section 5.  Manner of Acting:
     The majority of the number of members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the members of the Executive Committee present shall be required for the transaction of any business at that meeting.


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Section 6.  Unanimous Written Consent:
     Any action which the Executive Committee may take at a meeting may be taken by unanimous written consent filed with the Secretary of the Corporation.

                           ARTICLE VII

                  Other Committees of the Board
Section 1.  Standing Committees.
     (a) Number. There shall be five standing committees of the Board of Directors. The standing committees are as follows:
     Audit, Compensation, Contributions, Conflict of Interests and Nominating. At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Nominating Committee shall recommend and the Board shall appoint the membership and the Chairman of each such Committee other than the Nominating Committee which shall be appointed in accordance with the procedure set forth in Section 6 of this Article. All members shall serve at the pleasure of the Board.
     (b) Quorum. A majority of the number of members of any standing committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a committee meeting at which a quorum is present shall constitute the act of the committee.



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     (c)  Conduct of Meetings.  Any action required or permitted to be taken by the committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consent of the members shall be filed with the minutes of the proceedings of the committee.
     (d) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise decide, each committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Meetings of a committee may be held at any time upon the call of the President, the Chairman of the Committee, or any two members of the committee. If the Chairman of a Committee will not be present at a meeting he may designate any member of the Committee to preside at the meeting. Each committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a committee shall be reported promptly to the Board.
     (e) Term of Office. A member of any standing committee shall hold office until the next meeting of the Board of Directors following the annual shareholders meeting or until he is removed or ceases to be a Director.
     (f) Vacancies. Should a vacancy occur on any standing committee resulting from any cause whatsoever, the Nominating Committee shall recommend and the Board may fill such vacancy.

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     (g)  Resignation and Removal.  A member of a standing
     committee may resign by giving written notice of his intention to do so to the Chairman of the Committee or the Secretary of the Corporation, and may be removed by the Board of Directors at any time.
Section 2.  Audit Committee:
     (a) How Constituted. The Audit Committee shall consist of not less than five nor more than seven Directors, none of whom shall be officers of the Corporation or any subsidiary thereof.
     (b) Duties. The Audit Committee shall recommend the selection of independent accountants to be appointed by the Board; approve the scope of the accountants' examination and other services; determine the duties and responsibilities of the officer with auditing responsibility; approve the scope of such officer's work and review the results thereof; approve his staffing requirements and budget; review internal accounting procedures; review reports of examination by the accountants and by regulatory authorities and report to the Board the Committee's recommendation with respect thereto; monitor internal programs to ensure compliance with laws, regulations, and the Corporation's responsibilities for financial reporting to the public.



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Section 3.  Compensation Committee.
     (a) How Constituted. The Compensation Committee shall consist of not less than five nor more than seven Directors, none of whom shall be officers of the Corporation or any subsidiary thereof.
     (b) Duties. The compensation of all officers and employees shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved by the Compensation Committee. The Committee shall recommend for Board action the salaries to be paid to the senior executive officers, and shall approve the salaries of all other officers except those the approval of which it delegates to the President or a Vice President. The Compensation Committee shall review the qualified employee benefit plans maintained by the Corporation and review all recommendations for changes in any plan which must be approved by the Board. The Committee shall also administer the officer incentive plans and determine the awards thereunder.
Section 4.  Contributions Committee.
     (a) How Constituted. The Contributions Committee shall consist of not less than three nor more than five Directors.
     (b) Duties. The duties of the Contributions Committee shall be to administer and regulate the contributions practices of the Corporation and its subsidiaries in accordance with the policy with respect to charitable contributions adopted by the Board of Directors.

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Section 5.  Conflict of Interests Committee.
     (a) How Constituted. The Conflict of Interests Committee shall consist of not less than five nor more than seven Directors.
     (b) Duties. The Conflict of Interests Committee shall initiate investigations concerning or investigate all complaints concerning possible conflict of interests involving Directors or Officers of the Corporation and shall recommend to the Board action to be taken to remove any such conflict of interests and policies or procedures designed to avoid such conflicts.
Section 6.  Nominating Committee.
     (a) How Constituted. The Nominating Committee shall consist of not less than five nor more than seven Directors. The membership and chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Executive Committee.
     (b) Duties. Subject to the provisions of Article II, Section 10 of these By-Laws, the Nominating Committee may recommend to the Board nominees for election as directors at the annual meeting or any special meeting of shareholders or to fill vacancies on the Board. The Nominating Committee shall also recommend to the Board the composition of all Committees of the Board other than the Executive and Nominating Committees, the Chairman of each such Committee and replacement for Directors who have ceased to be members of such Committees.

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Section 7.  Other Committees.
     The Board of Directors may, by resolution establish such other Committees of the Board as it may deem advisable. The members, terms and authority of such Committee shall be as set forth in such resolution. Any such Committees shall have the authority to consider, review, advise and recommend to the Board with respect to such matters as may be referred to it.

                          ARTICLE VIII
                          Miscellaneous
Section 1.
     All promissory notes, bills, negotiable instruments, checks, bank drafts, orders for the payment, transfer or withdrawal of funds, and all other similar instruments of the Corporation shall be signed, executed, or endorsed in behalf of the Corporation in such manner and under such procedure or procedures as may be directed and specified from time to time by either the Board of Directors or the Executive Committee.
Section 2.  Vouchers.
     There shall be no expenditure of the monies of the Corporation unless supported by a proper voucher which shall state the person to whom paid, for what purpose, and the amount paid.
Section 3.  Bonds.
     The officers of the Corporation shall give such bonds as the Board of Directors or Executive Committee may require.

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Section 4.  Seal.
     The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.
Section 5.  Waiver of Notice.
     Whenever any notice is required to be given to any shareholder or Director by law, by the charter or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.
Section 6.  Fiscal Year.
     The fiscal year of the Corporation shall be the calendar year unless and until the Board of Directors or the Executive Committee shall otherwise provide, and either the Board or the Executive Committee may from time to time change the Corporation's fiscal year.

                        -End of By-Laws-






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